Exhibit 1


                                                                  EXECUTION COPY






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                             ARCH CAPITAL GROUP LTD.

                           (a Bermuda limited company)


                             6,500,000 Common Shares






                               PURCHASE AGREEMENT














                              Dated: April 3, 2002








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
                                Table of Contents



                                                                            Page



SECTION 1.          Representations and Warranties............................3

         (a)        Representations and Warranties by the Company.............3
                    (i)        Compliance with Registration Requirements......3
                    (ii)       Incorporated Documents.........................4
                    (iii)      Independent Accountants........................4
                    (iv)       Financial Statements...........................5
                    (v)        No Material Adverse Change in Business.........5
                    (vi)       Good Standing of the Company...................5
                    (vii)      Good Standing of Subsidiaries..................6
                    (viii)     Capitalization.................................6
                    (ix)       Authorization of Agreement.....................6
                    (x)        Authorization and Description of Securities....6
                    (xi)       Absence of Claim to Commission or Fee..........7
                    (xii)      Absence of Defaults and Conflicts..............7
                    (xiii)     Compliance with Laws...........................8
                    (xiv)      Absence of Labor Dispute.......................8
                    (xv)       Absence of Proceedings.........................8
                    (xvi)      Exhibits.......................................8
                    (xvii)     Possession of Intellectual Property............8
                    (xviii)    Absence of Further Requirements................9
                    (xix)      Possession of Licenses and Permits.............9
                    (xx)       Title to Property..............................9
                    (xxi)      Compliance with Cuba Act......................10
                    (xxii)     Investment Company Act........................10
                    (xxiii)    1934 Act Reporting............................10
                    (xxiv)     No Manipulation...............................10
                    (xxv)      Insurance Laws................................10
                    (xxvi)     Full Force and Effect of Treaties.............11
                    (xxvii)    Dividends.....................................11
                    (xxviii)   Change in Insurance Laws or Regulations.......11
                    (xxix)     Absence of Registration Rights................12
                    (xxx)      Internal Accounting and Controls..............12
                    (xxxi)     Directed Share Program........................12
         (b)        Officer's Certificates...................................12

SECTION 2.          Sale and Delivery to Underwriters; Closing...............12

         (a)        Initial Securities.......................................12
         (b)        Option Securities........................................12
         (c)        Payment..................................................13


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
                                Table of Contents
                                  (continued)


                                                                            Page

         (d)        Denominations; Registration..............................14

SECTION 3.          Covenants of the Company.................................14

         (a)        Compliance with Securities Regulations and
                      Commission Requests....................................14
         (b)        Filing of Amendments.....................................14
         (c)        Delivery of Registration Statements......................15
         (d)        Delivery of Prospectuses.................................15
         (e)        Continued Compliance with Securities Laws................15
         (f)        Blue Sky Qualifications..................................16
         (g)        Rule 158.................................................16
         (h)        Use of Proceeds..........................................16
         (i)        Listing..................................................16
         (j)        Restriction on Sale of Securities........................16
         (k)        Reporting Requirements...................................17
         (l)        Directed Share Program...................................17

SECTION 4.          Payment of Expenses......................................18

         (a)        Expenses.................................................18
         (b)        Termination of  Agreement................................18

SECTION 5.          Conditions of Underwriters' Obligations..................18

         (a)        Effectiveness of Registration Statement..................18
         (b)        Opinions of Counsel for Company..........................19
         (c)        Opinion of Counsel for Underwriters......................19
         (d)        Officers' Certificate....................................19
         (e)        Accountant's Comfort Letter..............................20
         (f)        Bring-down Comfort Letter................................20
         (g)        Approval of Listing......................................20
         (h)        Lock-up Agreements.......................................20
         (i)        Conditions to Purchase of Option Securities..............20
                    (ii)       Opinion of Counsel for Company................20
                    (iii)      Opinion of Counsel for Underwriters...........21
                    (iv)       Bring-down Comfort Letter.....................21
         (j)        Additional Documents.....................................21
         (k)        Termination of Agreement.................................21

SECTION 6.          Indemnification..........................................21

         (a)        Indemnification of Underwriters..........................21
         (b)        Indemnification of Company, Directors and Officers.......23
         (c)        Actions Against Parties; Notification....................23


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

                                Table of Contents
                                  (continued)


                                                                            Page


         (d)        Settlement Without Consent if Failure to Reimburse.......24
         (e)        Indemnification for Directed Securities..................24

SECTION 7.          Contribution.............................................25


SECTION 8.          Representations, Warranties and Agreements to
                      Survive Delivery.......................................26


SECTION 9.          Termination of Agreement.................................26

         (a)        Termination; General.....................................26
         (b)        Liabilities..............................................27

SECTION 10.         Default by One or More of the Underwriters...............27


SECTION 11.         Notices..................................................28


SECTION 12.         Parties..................................................28


SECTION 13.         GOVERNING LAW AND TIME; CONSENT TO JURISDICTION..........28


SECTION 14.         Effect of Headings.......................................29


SCHEDULES

  Schedule A      -   List of Underwriters.............................Sch A-1
  Schedule B      -   Pricing Information..............................Sch B-1
  Schedule C      -   Subsidiaries.....................................Sch C-1
  Schedule D      -   List of Persons subject to Lock-up...............Sch D-1

EXHIBITS

  Exhibit A-1     -   Form of Opinion of Company's Counsel..................A-1
  Exhibit A-2     -   Form of Opinion of Company's Bermuda Counsel..........A-2
  Exhibit A-3     -   Form of Opinion of Local Counsel......................A-3
  Exhibit B       -   Form of Lock-up Letter................................B-1

                             ARCH CAPITAL GROUP LTD.

                           (a Bermuda limited company)

                             6,500,000 Common Shares

                           (Par Value $0.01 Per Share)

                               PURCHASE AGREEMENT


                                                                   April 3, 2002


Credit Suisse First Boston Corporation
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Goldman, Sachs & Co.
Salomon Smith Barney Inc.
         as Representatives of the several Underwriters
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010-3629
         and
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
North Tower
World Financial Center
New York, New York  10080


Ladies and Gentlemen:

     Arch Capital Group Ltd., a Bermuda company (the "Company"), confirms its agreement with Credit Suisse First Boston Corporation ("CSFBC"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom CSFBC, Merrill Lynch, Goldman, Sachs & Co. and Salomon Smith Barney Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Common Shares, par value $0.01 per share, of the Company ("Common Shares") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 975,000 additional Common Shares to cover over-allotments, if any. The aforesaid 6,500,000 Common Shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 975,000 Common Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     As part of the offering contemplated by this Agreement, CSFBC (the "Designated Underwriter") has agreed to reserve out of the Initial Securities purchased by it under this Agreement, up to 325,000 shares, for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "Directed Share Program"). The Initial Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-82612), including a preliminary prospectus relating to the Securities, which relates to the offering from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), of certain of its debt and equity securities (including the Securities), and has filed amendments thereto on or prior to the date of this Agreement. Such registration statement, as amended on or prior to the date of this Agreement, has been declared effective by the Commission. As provided in Section 3(d), a prospectus supplement reflecting the terms of the offering of the Securities and the other matters set forth therein has been filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such prospectus supplement is herein referred to as the "Prospectus Supplement." The information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is herein referred to as the "Rule 430A Information." Such registration statement, as amended on or prior to the date of this Agreement, including the Rule 430A Information, exhibits thereto, the schedules thereto and the documents incorporated by reference therein, is herein called the "Registration Statement," and the base prospectus included therein relating to all offerings of securities un-



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

der the Registration Statement, as supplemented by the Prospectus Supplement, including all material incorporated by reference therein as of the date of the prospectus supplement dated the date hereof (the "Final Prospectus Supplement"), is herein called the "Prospectus." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. No document has been or will be prepared or distributed in reliance on Rule 434 under the 1933 Act. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is so incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing, of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement after the date of the Final Prospectus Supplement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1. Representations and Warranties.

     Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. No document has been or will be prepared or distributed in reliance on Rule 434 under the 1933 Act.



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

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of the United States or any state thereof and Bermuda in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. Neither the Prospectus nor any amendments or supplements thereto, at the dates thereof and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through CSFBC or Merrill Lynch expressly for use in the Registration Statement or Prospectus.

     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus or any amendment or supplement thereto, at the time they were or hereafter are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date of the Prospectus and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The financial information included under the line item and column "As Adjusted" under the captions "Summary Historical Consolidated Financial Data" and "Capitalization," respectively, in the Prospectus presents fairly the information shown therein, and has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise disclosed therein, (A) there has been no material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.



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

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a limited company in good standing under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

          (vii) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such subsidiary (other than the $2.5 million of preferred shares that may be issued in the ordinary course of business by Alternative Insurance Company Limited and Alternative Re, Ltd. in connection with their "rent-a-captive" business) has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The term subsidiary includes the subsidiaries listed on Schedule C hereto. The only material subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

          (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus, pursuant to the exercise of convertible securities or options referred to in the Prospectus or otherwise disclosed in the Prospectus). The issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (x) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Shares conform, in all material respects, to all statements relating thereto contained in the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xi) Absence of Claim to Commission or Fee. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (xii) Absence of Defaults and Conflicts. The Company is not in violation of its memorandum of association or bye-laws. None of the Company's subsidiaries is in violation of its organizational documents, except for such violations that would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter or by-laws of the Company or any subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except where such violations with respect to this Section 2(xii)(ii) would not, singly or in the aggregate, have a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xiii) Compliance with Laws. The Company and each of its subsidiaries is in compliance with the requirements of all laws, ordinances, governmental regulations or court decree to which it may be subject, and has filed all notices, reports, documents or other information required to be filed thereunder except where the failure to so comply or file would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary (other than as disclosed in the Registration Statement) which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (xvi) Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xvii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to possess such Intellectual Property would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Directed Shares are offered.

          (xix) Possession of Licenses and Permits. The Company and its subsidiaries (i) possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and (ii) are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a

     Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which would, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, have a Material Adverse Effect.

          (xx) (Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any leases or subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties as described in the Prospectus, or affecting or questioning the rights of the Company or any subsidiary to the continued possession of the leased or subleased premises under any lease or sublease which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (xxi) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xxii) Investment Company Act. Neither the Company nor any of its subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiii) 1934 Act Reporting. The Company is subject to the reporting requirements of Section 13 of the 1934 Act and files reports with the Commission on EDGAR.

          (xxiv) No Manipulation. None of the Company, its affiliates or to the best of the Company's knowledge, any of its officers or directors has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, in each case, in any manner that would violate the 1933 Act, the 1934 Act, or the rules and regulations of the Commission.

          (xxv) Insurance Laws. Each of the Insurance Subsidiaries is duly licensed or authorized as an insurer or reinsurer in each jurisdiction where it is required to be so licensed or authorized in order to conduct its business as described in the Prospectus. Each of the Company and its subsidiaries that is so required, has filed all reports, information statements and other documents with the insurance regulatory authorities of its jurisdiction of incorporation and domicile as are required to be filed pursuant to the insurance statutes of such jurisdictions, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the "Insurance Laws"), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Insurance Laws, except where the failure to file such statements or reports or pay such taxes would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each of the Company and its subsidiaries maintains its books and records in accordance with the Insurance Laws, except where the failure to so maintain its books and records would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is in compliance with the requirements of the Insurance Laws of its jurisdiction of incorporation and the Insurance Laws of other jurisdictions which are applicable to the Company or such subsidiary except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus, the Company and each of the Insurance Subsidiaries and Holding Company Subsidiaries has received approvals of acquisition of control and/or affiliate transactions in each jurisdiction where such approvals are required.

          (xxvi) Full Force and Effect of Treaties. Except as disclosed in the Prospectus, all retrocessional and reinsurance treaties, contracts and arrangements to which the Company or any of the subsidiaries is a party are in full force and effect and none of the Company or any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, singly or in the aggregate, have a Material Adverse Effect; none of the Company or any of its subsidiaries has received any written notice from any of the other parties to such treaties, contracts or agreements which are material to its business that such other party intends not to perform in any material respect such treaty, contract or agreement, and none of the Company and its subsidiaries have been notified in writing that any of the parties to such treaties, contracts or agreements will be unable to perform such treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          (xxvii) Dividends. Except as described in the Prospectus, no insurance regulatory agency or body has issued any order or decree, impairing, restricting or prohibiting the payment of dividends of any company, including the Company or subsidiary to its respective parent which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (xxviii) Change in Insurance Laws or Regulations. Except as described in the Prospectus, to the knowledge of the Company, the Company, its Insurance Subsidiaries and Holding Subsidiaries, no change in any insurance law or regulation is pending that would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

          (xxix) Absence of Registration Rights. Except as disclosed in the Prospectus, no person or entity has the right to require registration of Common Shares or other securities of the Company because of the filing or effectiveness of the Registration Statement or sale of the Securities or otherwise, except for persons and entities who have expressly waived such right in writing.

          (xxx) Internal Accounting and Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxi) Directed Share Program. The Company has not offered, or caused the Underwriters to offer any offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence
     (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries, on behalf of the Company, delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 975,000 Common Shares at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised, in whole or in part, from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by CSFBC and Merrill Lynch on behalf of the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (the "Date of Delivery") shall be determined by CSFBC and Merrill Lynch on behalf of the Representatives, but shall not be later than seven full business days after the exercise of said option (or earlier than two business days), nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by CSFBC and Merrill Lynch on behalf of the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by CSFBC and Merrill Lynch on behalf of the Representatives and the Company, on each Date of Delivery as specified in the notice from CSFBC and Merrill Lynch on behalf of the Representatives to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. CSFBC and Merrill Lynch, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. Prior to the termination of the offering of the Securities, the Company, subject to
Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed or any document that would as a result thereof be incorporated by reference in the Prospectus shall have been filed and (ii) of the receipt of any comments from the Commission. Notwithstanding the foregoing, the Company will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) of any request by the Commission for any amendment to the Registration Statement or any amendment or supple-ment to the Prospectus or for additional information that relates to the Securities, the offering thereof or any information incorporated by reference in the Prospectus as of its date and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. Prior to the termination of the offering of the Securities, the Company has effected filings or will effect filings necessary pursuant to Rule 424(b) and has taken such steps as it deems necessary to ascertain whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. Prior to the termination of the offering of the Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

     (c) Delivery of Registration Statements. Prior to the termination of the offering of the Securities, the Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies in connection with the offering of the Securities or as required or permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner described in the Prospectus under "Use of Proceeds."

     (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market; the Company will use its best efforts to list the Securities under the 1934 Act.

     (j) Restriction on Sale of Securities. During a period of 120 days from the date of this Agreement, the Company will not, without the prior written consent of CSFBC and Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Shares of the Company or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired (including upon exercise of options currently held) or file any registration statement under the 1933 Act (provided, however, that this restriction on filing of any registration statement shall not apply to a registration statement on Form S-8) with respect to any of the foregoing (all such Common Shares, the "Restricted Shares") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Restricted Shares, whether any such swap or transaction is to be settled by delivery of Restricted Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) options to purchase Common Shares issued to, or grants of restricted Common Shares made to employees or non-employee directors pursuant to employee and non-employee director equity compensation plans of the Company in existence on the date hereof and described in the Prospectus (the "Existing Plan"), or approved by the shareholders of the Company at the 2002 Annual General Meeting of Shareholders (the "New Plan") provided, however, that the Company shall not grant in the aggregate any such options or restricted Common Shares under the New Plan in excess of 120% of the number of options or restricted Common Shares that is permitted to be granted under the Existing Plan, (C) any Common Shares issued by the Company upon the conversion or exercise of options or restricted shares, as the case may be, outstanding on the date hereof or granted pursuant to subclause (B) of this clause (j) or upon the exercise of warrants outstanding on the date hereof, (D) issuance of preference shares in accordance with the purchase price adjustments set forth in the subscription agreement entered into in connection with the capital infusion (as described in the Prospectus under the heading "The Capital Infusion -- Subscription Agreement -- Purchase Price Adjustments"), (E) the conversion of preference shares outstanding on the date hereof or granted pursuant to subclause (D) of this clause (j), (F) Common Shares sold pursuant to the Company's existing employee share purchase plan or (G) Common Shares or securities convertible into Common Shares issued as consideration in any business combination or acquisition with a third party approved by the Board of Directors.

     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (l) Directed Share Program. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Furthermore, the Company will comply with all applicable securities and other applicable laws, rules and regulations in the United States or any state thereof or Bermuda in which Directed Shares are being offered in connection with the Directed Share Program.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (xi) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program; provided, however, any expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities shall be paid by the Underwriters.

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) Opinions of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of (a) Cahill Gordon & Reindel, counsel for the Company, (b) Conyers Dill & Pearman, Bermuda counsel for the Company and (c) Lamson, Dugan & Murray, Nebraska counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A-1, A-2 and A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Willkie Farr & Gallagher, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters gov-erned by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Company signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (h) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

     (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Company President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinion of Counsel for Company. The favorable opinion of Cahill Gordon & Reindel, counsel for the Company, together with the favorable opinion of (a) Conyers Dill & Pearman, Bermuda counsel for the Company, (b) Lamson, Dugan & Murray, Nebraska counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(b) hereof.

          (iii) Opinion of Counsel for Underwriters. The favorable opinion of Willkie Farr & Gallagher, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(c) hereof.

          (iv) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative(s) and counsel for the Underwriters.

     (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (the "Designated Entities") as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred by the Designated Underwriter, arising out of (A) the violation of any applicable laws or regulations of the following jurisdictions in connection with the sale of the Directed Shares to the persons identified as potential offerees by the Company: the United States, Bermuda, Switzerland, the United Kingdom, Canada and Germany, (B) any untrue statement or alleged untrue statement of a material fact included in the supplement, prospectus wrapper or any other material prepared by or with the consent of the Company for distribution in connection with the reservation and sale of the Directed Shares to Participants or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in each case when considered in conjunction with the Prospectus or preliminary prospectus, not misleading, (C) the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase and (D) the Directed Share Program; or in any such case other than losses, claims, damages or liabilities (or expenses relating thereto) to the extent resulting from the bad faith or gross negligence of the Designated Entities;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by CSFBC and Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i), (ii) or
     (iii) above;

     provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through CSFBC or Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that the Company will not be liable to an Underwriter with respect to any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through CSFBC or Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by CSFBC and Merrill Lynch (subject to reasonable satisfaction of the Company) and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company (subject to reasonable satisfaction of the Underwriters). An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each named indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse in accordance with the terms hereof, the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) and Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed, in accordance with the terms hereof, such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) and Section 6(a)(iii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     (e) Indemnification for Directed Securities. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 6(ii) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all person, if any, who control the Designated Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement or amendment thereto), (i) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof, any declaration of war by Congress or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative(s) or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at CSFBC, Eleven Madison Avenue, New York, New York 10010-3629, attention of Transaction Advisory Group, and Merrill Lynch, North Tower, World Financial Center, New York, New York 10080, attention of Equity Capital Markets; Notices to the Company shall be directed to it at Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda, attention of Secretary with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention of Immanuel Kohn, Esq.

     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     (a) With respect to any suit, action or proceeding against its arising out of or relating to this Agreement, the Company irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts in each case located in the Borough of Manhattan, City and State of New York. In addition, the Company irrevocably waives any objection which is may now or hereafter have to the laying of venue of such suit, action or proceeding brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) For purposes of any such suit, action or proceeding brought in any of the foregoing courts, the Company agrees to maintain an agent for service of process in the Borough of Manhattan, City and State of New York, at all times while any Securities shall be outstanding, and for that purpose the Company hereby irrevocably designates Cahill, Gordon & Reindel, 80 Pine Street, New York, New York 10005, c/o Immanuel Kohn, as its agent to receive on its behalf service of process (with a copy of all such service of process to be delivered to Arch Capital Group Ltd. Clarendon House, 2, Attention: Chief Financial Officer) brought against it with respect to any such proceeding in any such court in the Borough of Manhattan, City and State of New York, such service being hereby acknowledged by the Company to be effective and binding service on it in every respect whether or not the Company shall then be doing or shall have at any time done business in New York. In the event that such agent for service of process resigns or creases to serve as the agent of the Company, the Company agrees to give notice as provided in Section 11 herein of the name and address of any new agent for service of process with respect to it appointed hereunder.

     (c) If, despite the foregoing, in any such suit, action or proceeding brought in any of the aforesaid courts, there is for any reason no such agent for service of process of the Company available to be served, then to the extent that service of process by mail shall then be permitted by applicable law, the Company further irrevocably consents to the service of process on it in any such suit, action or proceeding in any such court by the mailing thereof by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 11 hereof.

     (d) Nothing herein contained shall preclude any party from effecting service of process in any lawful manner or from bringing any suit, action or proceeding in respect of this Agreement in any other state, country or place.

     SECTION 14. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                            Very truly yours,

                            ARCH CAPITAL GROUP LTD.


                            By     /s/ Louis Petrillo
                                   ---------------------------------------------
                                   Name:   Louis Petrillo
                                   Title:  Senior Vice President, General
                                           Counsel and Secretary


CONFIRMED AND ACCEPTED,
as of the date first above written:

CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY INC.


By:  CREDIT SUISSE FIRST BOSTON CORPORATION


By   /s/ Marilyn Hirsch
     --------------------------------------
     Director



 By:MERRILL LYNCH, PIERCE, FENNER & SMITH
                           INCORPORATED


By   /s/ Joseph E. Consolino
     --------------------------------------
     Director


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.